                                                                     Exhibit 4.1



                            SILICON GRAPHICS, INC.

                    ___% Senior Convertible Notes due 2004



                                   INDENTURE

                         Dated as of __________, 1997



           STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
                                    TRUSTEE

                            SILICON GRAPHICS, INC.

                        Reconciliation and tie between
                        Trust Indenture Act of 1939 and
                    Indenture, dated as of __________, 1997

  Trust Indenture
    Act Section                                Indenture Section
  ---------------                              -----------------
(S) 310(a)(1)     ...........................  7.10
       (a)(2)     ...........................  7.10
       (a)(3)     ...........................  Not Applicable
       (a)(4)     ...........................  Not Applicable
       (b)        ...........................  7.06, 7.08
(S) 311(a)        ...........................  7.11
       (b)        ...........................  7.11
       (c)        ...........................  Not Applicable
(S) 312(a)        ...........................  2.05, 2.14
       (b)        ...........................  2.14(b), 11.03
       (c)        ...........................  2.14(c), 11.03
(S) 313(a)        ...........................  7.12(a)
       (b)        ...........................  7.12(a)
       (c)        ...........................  7.12(a)
       (d)        ...........................  7.12(b)
(S) 314(a)        ...........................  4.02
       (b)        ...........................  Not Applicable
       (c)(1)     ...........................  11.04
       (c)(2)     ...........................  11.04
       (c)(3)     ...........................  Not Applicable
       (d)        ...........................  Not Applicable
       (e)        ...........................  11.04
       (f)        ...........................  Not Applicable
(S) 315(a)        ...........................  7.01
       (b)        ...........................  7.05, 7.12(a)
       (c)        ...........................  7.01
       (d)        ...........................  6.11
(S) 316(a)(1)(A)  ...........................  6.02
       (a)(1)(B)  ...........................  6.04
       (a)(2)     ...........................  Not Applicable
       (b)        ...........................  6.07
       (c)        ...........................  Not Applicable
(S) 317(a)(1)     ...........................  6.08
       (a)(2)     ...........................  6.09
       (b)        ...........................  3.03
(S) 318(a)        ...........................  11.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS/1/


                                                                                                       PAGE
                                                                                                       ----
ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE.................................................... 1
     Section 1.01.  Definitions.......................................................................... 1
     Section 1.02.  Other Definitions.................................................................... 6
     Section 1.03.  Incorporation by Reference of TIA.................................................... 7
     Section 1.04.  Rules of Construction................................................................ 7

ARTICLE 2  THE SECURITIES................................................................................ 8
     Section 2.01.  Form and Dating...................................................................... 8
     Section 2.02.  Execution and Authentication......................................................... 8
     Section 2.03.  Registrar, Paying Agent and Conversion Agent......................................... 8
     Section 2.04.  Paying Agent to Hold Money and Securities in Trust................................... 9
     Section 2.05.  Securityholder Lists................................................................. 9
     Section 2.06.  Exchange and Registration of Transfer of Securities; Depositary......................10
     Section 2.07.  Replacement Securities...............................................................12
     Section 2.08.  Outstanding Securities; Determinations of Holders' Action............................12
     Section 2.09.  Temporary Securities.................................................................13
     Section 2.10.  Cancellation.........................................................................14
     Section 2.11.  Persons Deemed Owners................................................................14
     Section 2.12.  Payment of Interest; Interest Rights Preserved.......................................14
     Section 2.13.  Computation of Interest..............................................................16
     Section 2.14.  Preservation of Information; Communications to Holders...............................16

ARTICLE 3  REDEMPTION AND PURCHASES......................................................................16
     Section 3.01.  Right to Redeem; Notices to Trustee..................................................16
     Section 3.02.  Selection of Securities to be Redeemed...............................................17
     Section 3.03.  Notice of Redemption.................................................................17
     Section 3.04.  Effect of Notice of Redemption.......................................................18
     Section 3.05.  Deposit of Redemption Price..........................................................18
     Section 3.06.  Securities Redeemed in Part..........................................................18
     Section 3.07.  Conversion Arrangement on Call for Redemption........................................18
     Section 3.08.  Redemption at Option of the Holder upon a Fundamental Change.........................19

ARTICLE 4  COVENANTS.....................................................................................22
     Section 4.01.  Payment of Securities................................................................22
     Section 4.02.  SEC Reports..........................................................................22
     Section 4.03.  Compliance Certificate...............................................................22
     Section 4.04.  Further Instruments and Acts.........................................................23

------------------------
/1/ This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                                                                                       PAGE
                                                                                                       ----
     Section 4.05.  Maintenance of Office or Agency..................................................... 23

ARTICLE 5  SUCCESSOR CORPORATION........................................................................ 23
     Section 5.01.  When Company May Merge or Transfer Assets........................................... 23

ARTICLE 6  DEFAULTS AND REMEDIES........................................................................ 24
     Section 6.01.  Events of Default................................................................... 24
     Section 6.02.  Acceleration........................................................................ 25
     Section 6.03.  Other Remedies...................................................................... 26
     Section 6.04.  Waiver of Past Defaults............................................................. 26
     Section 6.05.  Control by Majority................................................................. 26
     Section 6.06.  Limitation on Suits................................................................. 26
     Section 6.07.  Rights of Holders to Receive Payment................................................ 27
     Section 6.08.  Collection Suit by Trustee.......................................................... 27
     Section 6.09.  Trustee May File Proofs of Claim.................................................... 27
     Section 6.10.  Priorities.......................................................................... 28
     Section 6.11.  Undertaking for Costs............................................................... 29
     Section 6.12.  Waiver of Stay, Extension or Usury Laws............................................. 29

ARTICLE 7  TRUSTEE...................................................................................... 29
     Section 7.01.  Duties of Trustee................................................................... 29
     Section 7.02.  Rights of Trustee................................................................... 30
     Section 7.03.  Individual Rights of Trustee........................................................ 31
     Section 7.04.  Trustee's Disclaimer................................................................ 31
     Section 7.05.  Notice of Defaults.................................................................. 31
     Section 7.06.  Disqualification; Conflicting Interests............................................. 31
     Section 7.07.  Compensation and Indemnity.......................................................... 31
     Section 7.08.  Replacement of Trustee.............................................................. 32
     Section 7.09.  Successor Trustee by Merger......................................................... 33
     Section 7.10.  Eligibility; Disqualification....................................................... 33
     Section 7.11.  Preferential Collection of Claims Against Company................................... 33
     Section 7.12.  Reports by Trustee.................................................................. 33

ARTICLE 8  DISCHARGE OF INDENTURE....................................................................... 34
     Section 8.01.  Discharge of Liability on Securities................................................ 34
     Section 8.02.  Repayment to the Company............................................................ 34

ARTICLE 9  AMENDMENTS................................................................................... 34
     Section 9.01.  Without Consent of Holders.......................................................... 34
     Section 9.02.  With Consent of Holders............................................................. 35
     Section 9.03.  Compliance with TIA................................................................. 36
     Section 9.04.  Revocation and Effect of Consents, Waivers and Actions.............................. 36

                                                                                                       PAGE
                                                                                                       ----
     Section 9.05.   Notation on or Exchange of Securities.............................................  36
     Section 9.06.   Trustee to Sign Supplemental Indentures...........................................  36
     Section 9.07.   Effect of Supplemental Indentures.................................................  36

ARTICLE 10  CONVERSION.................................................................................  37
     Section 10.01.  Conversion Privilege..............................................................  37
     Section 10.02.  Conversion Procedure..............................................................  37
     Section 10.03.  Fractional Shares.................................................................  38
     Section 10.04.  Taxes on Conversion...............................................................  38
     Section 10.05.  Company to Provide Stock..........................................................  39
     Section 10.06.  Adjustment for Change in Capital Stock............................................  39
     Section 10.07.  Adjustment for Rights Issue.......................................................  39
     Section 10.08.  Adjustment for Other Distributions................................................  40
     Section 10.09.  When Adjustment May be Deferred...................................................  44
     Section 10.10.  When no Adjustment Required.......................................................  44
     Section 10.11.  Notice of Adjustment..............................................................  44
     Section 10.12.  Voluntary Increase................................................................  44
     Section 10.13.  Notice of Certain Transactions....................................................  45
     Section 10.14.  Effect of Reclassification, Consolidation, Merger or Sale.........................  45
     Section 10.15.  Company Determination Final.......................................................  46
     Section 10.16.  Trustee's Adjustment Disclaimer...................................................  46
     Section 10.17.  Simultaneous Adjustments..........................................................  46
     Section 10.18.  Successive Adjustments............................................................  46
     Section 10.19.  Rights Issued in Respect of Common Stock Issued Upon Conversion...................  46
     Section 10.20.  General Considerations............................................................  47

ARTICLE 11  MISCELLANEOUS..............................................................................  48
     Section 11.01.  Conflict with TIA.................................................................  48
     Section 11.02.  Notices...........................................................................  48
     Section 11.03.  Communication by Holders with Other Holders.......................................  49
     Section 11.04.  Certificate and Opinion as to Conditions Precedent................................  49
     Section 11.05.  Statements Required in Certificate or Opinion.....................................  49
     Section 11.06.  Separability Clause...............................................................  50
     Section 11.07.  Rules by Trustee, Paying Agent, Conversion Agent and Registrar....................  50
     Section 11.08.  Legal Holidays....................................................................  50
     Section 11.09.  Governing Law.....................................................................  50
     Section 11.10.  No Recourse Against Others........................................................  50
     Section 11.11.  Successors........................................................................  50
     Section 11.12.  Multiple Originals................................................................  50

                                                                                                       PAGE
                                                                                                       ----
EXHIBIT A--Form of Security                                                                             A-1

          INDENTURE, dated as of ________, 1997, between SILICON GRAPHICS, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association organized and existing under the laws of the United States of America (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's ___% Senior Convertible Notes due 2004 (the "Securities"):


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE


           SECTION 1.01.   DEFINITIONS.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported sales price for the Common Stock (determined as set forth in the definition of Current Market Price) during the ten Trading Days prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets in connection with a Fundamental Change.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

          "Business Day" means each day of the year on which banking institutions are not required or authorized to close in The City of New York or at the principal corporate trust office of the Trustee.

          "Closing Price" means with respect to any securities on any day the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New

York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

          "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 10.14, however, shares issuable on conversion of the Securities shall include only shares of Common Stock, par value $.001 per share, of the Company as it exists on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided
                                                                    --------
that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Conversion Price" has the meaning specified in Section 10.01.

          "Current Market Price" per share of Common Stock at any date shall be the average of the last reported sale prices for the ten consecutive Trading Days preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation. The last reported sale price for each day shall be (i) the last reported sale price of Common Stock on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of the Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

          "Custodian" means State Street Bank and Trust Company of California, N.A., as custodian with respect to any Global Security, or any successor.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 2.12.

          "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.06 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of such transaction or event, will be listed) on a United States national securities exchange or approved for quotation in the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices.

          "Global Security" means a Security that is registered in the Security Register in the name of the Depository or a nominee thereof.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Period" shall have the meaning set forth in Section 10.02.

          "Maturity" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Officer" means the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Reference Market Price" shall initially mean $_____ and in the event of any adjustment to the Conversion Price pursuant to Article 10, the Reference Market Price shall be adjusted to equal the initial Reference Market Price multiplied by a fraction the numerator of which is the Conversion Price specified in the form of Security attached as Exhibit A hereto (without regard to any adjustment thereto) and the denominator of which is the Conversion Price following such adjustment.

          "Redemption Date" shall mean a date specified for redemption of the Securities (other than redemption upon a Fundamental Change at the option of the Securityholder) in accordance with the terms of the Securities and Section 3.01 of this Indenture.

          "Redemption Price" shall have the meaning set forth in paragraph 5 of the Securities.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the __________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Rights Agreement" means that certain Amended and Restated Preferred Shares Rights Agreement, dated as of May 6, 1992, between the Company and State Street Bank and Trust Company of California, N.A., as successor rights agent thereunder, as amended from time to time.

          "Rights" shall mean "Rights" as such term is defined in the Rights Agreement.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means any of the Company's ___% Senior Convertible Notes due 2004, as amended or supplemented from time to time, issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

          "Security Register" has the meaning specified in Section 2.05.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

          "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subsidiary" means a corporation of which a majority of the capital stock (which for purposes of this definition means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by such corporation) having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned directly or indirectly by (i) the Company, (ii) the Company and one or more Subsidiaries or
(iii) one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.03.

          "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the Nasdaq National Market or, if the applicable security is not quoted on the Nasdaq National Market, on the principal other market on which the applicable security is then traded.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                      SECTION 1.02.    OTHER DEFINITIONS.

                                            DEFINED IN
TERM                                         SECTION
                                            ----------

"Bankruptcy Law"                               6.01
"Conversion Agent"                             2.03
"Event of Default"                             6.01
"Fundamental Change Repurchase Date"           3.08(a)
"Fundamental Change Redemption Notice"         3.08(a)
"Fundamental Change Redemption Price"          3.08(a)
"Legal Holiday"                                11.08
"Notice of Default"                            6.01
"Paying Agent"                                 2.03


"Registrar"                                    2.03

          SECTION 1.03. INCORPORATION BY REFERENCE OF TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "Indenture Securities" means the Securities.

          "Indenture Security Holder" means a Securityholder.

          "Indenture to be Qualified" means this Indenture.

          "Indenture Trustee" or "Institutional Trustee" means the Trustee.

          "Obligor" on the indenture securities means the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

           SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (3)  "or" is not exclusive;

          (4) "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.


                                   ARTICLE 2

                                THE SECURITIES

          SECTION 2.01. FORM AND DATING. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairman, its President, one of its Senior Vice Presidents or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $___________ upon a Company Order without any further action by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

          SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register (the "Security Register") of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (if not the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

          The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST. Except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any funds and securities disbursed by it.
Upon doing so, the Paying Agent shall have no further liability for the money or securities.

          SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on ___________ and _________ a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES; DEPOSITARY. Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations. Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.03 and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

          All Securities presented for registration of transfer or for exchange, purchase, redemption, conversion or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or his attorney duly authorized in writing.

          No service charge shall be charged to the Securityholder for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

          None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any selection of Securities to be redeemed or
(b) any Securities or portions thereof selected or called for redemption or (c) any Securities or portion thereof surrendered for conversion or (d) any Securities or portion thereof surrendered for redemption (and not withdrawn) pursuant to Section 3.08.

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

          The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

          (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in party may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security.

          (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

          (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Two or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (5) The Depositary or its nominee, as registered own of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the applicable procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its agent members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Securities in global form. Initially, the Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

          If at any time the Depositary for the Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary for the Global Security is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Securities, will authenticate and deliver, Securities in definitive form, in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for the such Security in the global form.

          SECTION 2.07. REPLACEMENT SECURITIES. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay, purchase or redeem such Security, as the case may be.

          Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the
                            --------  -------
Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, on a Fundamental Change Repurchase Date or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided,
                                                                      --------
that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

          If a Security is converted in accordance with Article 10, then from and after such conversion such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

          SECTION 2.09. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.10. CANCELLATION. All Securities surrendered for payment, conversion, redemption or, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed by the Trustee and evidence of their destruction delivered to the Company unless the Company directs by Company Order that the Trustee deliver canceled Securities to the Company.

          SECTION 2.11. PERSONS DEEMED OWNERS. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal amount, interest, Redemption Price and Fundamental Change Redemption Price in respect thereof, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 2.12. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or dully provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Securities may be listed, and upon such notice as may be required by such exchange or market, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          In the case of any Security which is converted after any Regular Record Date on or prior to the close of business on the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or dully provided for) shall be paid to the Person whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose State Maturity is after the date of conversion of such Security shall not be payable.

          SECTION 2.13. COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2.14.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO
HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 2.05 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 2.05 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding right and duties of the Trustee, shall be as provided in the TIA.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to names and addresses of the Holders made pursuant to the TIA.


                                   ARTICLE 3

                           REDEMPTION AND PURCHASES


          SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee provided for in this
Section 3.01 (i) in the case of any redemption of fewer than all of the Securities, at least 45 days before the Redemption Date and (ii) in the case of a redemption of all of the Securities, no later than the Company is required to give notice to the Holders pursuant to Section 3.03, in each case unless a shorter notice shall be satisfactory to the Trustee.

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method the Trustee considers fair and
               --- ----
appropriate (as long as such method is not prohibited by the rules of any stock exchange or automated quotation system on which the Securities are then listed). The Trustee shall make the selection at least 35 days, but not more than 60 days, before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the Conversion Price;

          (4)  the name and address of the Paying Agent and Conversion Agent;

          (5) that Securities called for redemption may be converted at any time before the close of business on the last Trading Day prior to the Redemption Date;

          (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

          (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and principal amounts of the particular Securities to be redeemed; and

          (9) that interest on Securities called for redemption will cease to accrue on and after the Redemption Date.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.

          Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.01(f)), not required for that purpose because of conversion of Securities. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Securityholders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by the Company for the redemption of the Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          SECTION 3.08. REDEMPTION AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE. (a) If a Fundamental Change shall occur at any time prior to ___________, 2004, each Holder of Securities shall have the right, at such Holder's option, to require the Company to redeem such Holder's Securities on the date (the "Fundamental Change Repurchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change. The Securities will be redeemable in part in multiples of $1,000 of principal amount. Such repayment shall be made at the following prices (such price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, the "Fundamental Change Redemption Price") (expressed as percentages of the principal amount) in the event of a Fundamental Change occurring the 12-month period beginning ___________:

 Year                   Percentage     Year                  Percentage
 ----                  ------------    ----                 ------------

 1997................           %      2001        ..................%
 1998................                  2002................
 1999................                  2003................
 2000................

and 100% at ____________, 2004; provided that if the Applicable Price with
                                --------
respect to the Fundamental Change is less than the Reference Market Price, the Company shall redeem such Securities at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price; provided that if such Fundamental Change
                                     --------
Repurchase Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding the Regular Record Date. In each case, the Company shall also pay to such Holders accrued interest to, but excluding, the Fundamental Change Repurchase Date on the redeemed Securities.

          (b) The Company or, at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change. The Company shall promptly furnish the Trustee a copy of such notice.

          (c) For a Security to be so redeemed at the option of the Holder, the Paying Agent must receive such Security with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed (a "Fundamental Change Redemption Notice"), together with such Security duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding.

          (d) Upon receipt by the Company of the Fundamental Change Redemption Notice specified in Section 3.08(c), the Holder of the Security in respect of which such Fundamental Change Redemption Notice was given shall (unless such Fundamental Change Redemption Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Redemption Price with respect to such Security. Such Fundamental Change Redemption Price shall be paid to such Holder promptly following the later of
(x) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.08(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(c), as applicable. Securities in respect of which a Fundamental Change Redemption Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Fundamental Change Redemption Notice, unless such Fundamental Change Redemption Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Fundamental Change Redemption Notice may be withdrawn by the Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Fundamental Change Repurchase Date to which it relates specifying:

          (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

          (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

          (3) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Redemption Notice and which has been or will be delivered for purchase by the Company.

          There shall be no redemption pursuant to Section 3.08 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Redemption Notice and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Redemption Price with respect to such Securities).

          (e) On or before the Business Day following a Fundamental Change Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent

(or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money and/or securities, if permitted hereunder, sufficient to pay the aggregate Fundamental Change Redemption Price of all the Securities or portions thereof which are to be purchased as of such Fundamental Change Repurchase Date.

          (f) Any Security that is to be redeemed upon a Fundamental Change only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

          (g) In connection with any offer to redeem Securities under Section
3.08 hereof, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Section 3.08.

          (h) The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 12 of the Securities, together with interest or dividends, if any, thereon, held by them for the payment of a Fundamental Change Redemption Price; provided, however, that to the
                                                  --------  -------
extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.08 exceeds the aggregate Fundamental Change Redemption Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Repurchase Date then promptly after the Business Day following the Fundamental Change Repurchase Date the Trustee and the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.


                                   ARTICLE 4

                                   COVENANTS


          SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. The principal amount, accrued interest, Redemption Price and Fundamental Change Redemption Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amount then due.

          The Company shall pay interest at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

          SECTION 4.02. SEC REPORTS. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act.

          SECTION 4.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on June 30, 1998) an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, such Officers' Certificate shall describe the Default and its status.

          SECTION 4.04. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, at 61 Broadway, Concourse Level, Corporate Trust Window, New York, New York 10006, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.


                                   ARTICLE 5

                             SUCCESSOR CORPORATION


          SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into any other Person (other than in a merger or consolidation in which the Company is the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety and (ii) obligations the Company may have under a supplemental indenture pursuant to Section 10.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES


          SECTION 6.01.    EVENTS OF DEFAULT.  An "Event of Default" occurs if:

          (1) the Company defaults in the payment of the principal amount, Redemption Price or a Fundamental Change Redemption Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

          (2) the Company defaults in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for 30 days;

          (3) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed of a period of 60 consecutive days; or

          (5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

          A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice (a "Notice of Default"). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount on all the Securities and the interest accrued thereon to be immediately due and payable. Upon such a declaration, such principal amount and interest accrued thereon shall be due and payable immediately. If an Event of Default specified in
Section 6.01(4) or (5) occurs and is continuing, the principal amount on all the Securities and the interest accrued thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount and interest accrued thereon that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount on the Securities and interest accrued thereon or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or 6.01(2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default that constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.

          SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

          SECTION 6.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, accrued interest, Redemption Price or Fundamental Change Redemption Price in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date or Fundamental Change Repurchase Date, as the case may be, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, accrued interest, Redemption Price or Fundamental Change Redemption Price in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the principal amount, accrued interest, Redemption Price or Fundamental Change Redemption Price and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;
          -----

          Second:  to Securityholders for amounts due and unpaid on the
          ------
     Securities for the principal amount, accrued interest, Redemption Price or Fundamental Change Redemption Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          Third:  the balance, if any, to the Company.
          -----

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

          SECTION 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, accrued interest, Redemption Price or Fundamental Change Redemption Price in respect of Securities as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    TRUSTEE


          SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

          SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Company Order, Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with the like rights. However, the Trustee must comply with Section 7.10.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the Prospectus for the Securities or in the Indenture or the Securities (other than its certificate of authentication), the acts of an prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default described in Section 6.01(1) or 6.01(2), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not give notice of a Default pursuant to
Section 6.01(3) until at least sixty (60) days have passed since its occurrence.

          SECTION 7.06. DISQUALIFICATION; CONFLICTING INTERESTS. If the Trustee has or shall acquire any conflicting interest within the meaning of the TIA, it shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of the TIA and this Indenture.

          SECTION 7.07.    COMPENSATION AND INDEMNITY.  The Company agrees:

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expense, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, accrued interest, Redemption Price or Fundamental Change Redemption Price, as the case may be, on particular Securities.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective
                       --------  -------
until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with, or ceases to be eligible under,
     Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trustee business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee (or if a Trustee is a member of a bank holding company, its bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of conditions. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

          SECTION 7.12.    REPORTS BY TRUSTEE.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange or market upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or market.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE


          SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and/or securities, as permitted by the terms hereof, sufficient to pay at Stated Maturity the principal amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

          SECTION 8.02. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


                                   ARTICLE 9

                                  AMENDMENTS


          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Article 5 or Section 10.14;

          (3) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

          (4) to make any change that does not adversely affect the right of any Securityholder; or

          (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of the Indenture under the TIA.

     SECTION 9.02. WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

          (1) make any change to the principal amount of Securities whose Holders must consent to an amendment;

          (2) make any change to the manner or rate of accrual in connection with interest, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of interest on any Security;

          (3) reduce the principal amount or extend the Stated Maturity of any Security;

          (4) reduce the Redemption Price or Fundamental Change Redemption Price of any Security;

          (5) make any Security payable in money or securities other than that stated in the Security;

          (6) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any such percentage;

          (7) make any change that adversely affects the right to convert any Security; or

          (8) make any change that adversely affects the right to require the Company to redeem the Securities upon a Fundamental Change in accordance with the terms thereof and this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

          SECTION 9.03. COMPLIANCE WITH TIA. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice or revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

          SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION


          SECTION 10.01. CONVERSION PRIVILEGE. A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 8 of the Securities. The conversion price per share of Common Stock (the "Conversion Price") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

          A Holder may convert a portion of the principal amount of a Security if the portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          SECTION 10.02. CONVERSION PROCEDURE. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the close of business on the Business Day immediately prior to the next succeeding Interest Payment Date (the "Interest Period") shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date within the Interest Period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Subject to the provisions of Section 3.07 relating to the payment of Defaulted Interest by the Company, the interest payment with respect to a Security surrendered for conversion during the Interest Period (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date within the Interest Period) shall be payable on such Interest Payment Date to the Holder of such Securities at the close of business on such Regular Record Date notwithstanding the conversion of such Securities during such Interest Period.

          As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of
                                         --------  -------
a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

          No payment or adjustment will be made for dividends on or other distribution with respect to any Common Stock except as provided in this Article
10. On conversion of a Security, accrued interest with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

          If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

          Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

          If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that it is not a Legal Holiday.

          SECTION 10.03. FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the last reported sale price (determined as set forth in the definition of Current Market Price), on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

          SECTION 10.04. TAXES ON CONVERSION. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          SECTION 10.05. COMPANY TO PROVIDE STOCK. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

          All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will endeavor promptly, if permitted by the rules of such exchange, over-the-counter market or other market, to list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

          SECTION 10.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 10.06 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

          SECTION 10.07. ADJUSTMENT FOR RIGHTS ISSUE. In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          SECTION 10.08. ADJUSTMENT FOR OTHER DISTRIBUTIONS. (a) In case the Company shall distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (other than cash) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 10.07 hereof) (any of the foregoing hereinafter in this Section 10.08(a) called the "Distributed Securities"), then, in each case, the Conversion Price shall be adjusted so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock on the record date mentioned above. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the relevant record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Security on such record date. In the event that such distribution is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such distribution had not been declared. If the Board of Director determines the fair market value of any distribution for purposes of this Section 10.08(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          Notwithstanding the foregoing provisions of this Section 10.08(a), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such record date, converted such Security into Common Stock, provided that, with respect to any Distributed
                                 --------
Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Security.

          (b) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 10.08(b) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales prices of the Common Stock (determined as provided in the definition of Current Market Price) during the ten Trading Days next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the holders of the Securities upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Securities into Common Stock, the Conversion Price shall be decreased so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the record date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided below) applicable to one share of Common Stock, and the denominator shall be such Current Market Price of the Common Stock, such decrease to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so
      --------  -------
distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the record date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 10.08(b) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 11.08(b) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (c) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be, at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denomninator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be effect if such tender or exchange offer had not been made.

          (d) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be decreased so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and
(y) the product of the number of shares of Common Stock outstanding (less and Accepted Purchased Shares) on the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such decrease to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.08(d) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5.

          SECTION 10.09. WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

          SECTION 10.10. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value or no par value of the Common Stock.

          To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

          SECTION 10.11. NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          SECTION 10.12. VOLUNTARY INCREASE. The Company may make such decreases in the Conversion Price, in addition to those required by Sections 10.06, 10.07 and 10.08, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days, the decrease is irrevocable during the period and the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is so decreased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Price takes effect. The notice shall state the decreased Conversion Price and the period it will be in effect.

           SECTION 10.13.  NOTICE OF CERTAIN TRANSACTIONS.  If:

          (1) the Company makes any distribution or dividend that would require an adjustment in the Conversion Price pursuant to Section 10.06, 10.07 or 10.08; or

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

          (3)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          SECTION 10.14. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at his address appearing on the Security register provided for in Section 2.03 of this Indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

          If this Section applies, neither Section 10.06, 10.07 nor 10.08 applies.

          SECTION 10.15. COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.14 or 10.17 is conclusive.

          SECTION 10.16. TRUSTEE'S ADJUSTMENT DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

          SECTION 10.17.  SIMULTANEOUS ADJUSTMENTS.  In the event that this
Article 10 requires adjustments to the Conversion Price under more than one of Sections 10.06, 10.07, 10.08(a) or 10.08(b), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.08(a), second, the provisions of Section 10.08(b), third the provisions of
Section 10.06 and, fourth, the provisions of Section 10.07.

          SECTION 10.18. SUCCESSIVE ADJUSTMENTS. After an adjustment to the Conversion Price under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Price as so adjusted.

          SECTION 10.19. RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If the Rights are separated from the Common Stock in accordance with the provisions of the Rights Agreement such that the Holders of Securities would thereafter not be entitled to receive any such Rights in respect to the Common Stock issuable upon conversion of such Securities, the Conversion Price will be adjusted as provided in Section 10.08(a) on the separation date; provided that if such Rights expire, terminate or are redeemed
                 --------
by the Company, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such separation had not occurred. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

          (i)    are deemed to be transferred with such shares of Common Stock,

          (ii)   are not exercisable, and

          (iii)  are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 10.08(a) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under Section 10.08(a), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

          SECTION 10.20. GENERAL CONSIDERATIONS. Whenever successive adjustments to the Conversion Price are called for pursuant to this Article 10, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Article and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.


                                  ARTICLE 11

                                 MISCELLANEOUS


          SECTION 11.01. CONFLICT WITH TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          SECTION 11.02. NOTICES. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

          if to the Company:

                    Silicon Graphics, Inc.
                    2011 North Shoreline Boulevard
                    P.O. Box 7311
                    Mountain View, California  94309-7311
                    Attn: Director, Corporate Legal Services
                    Telephone Number:        (415) 960-1980
                    Facsimile Number:        (415) 969-6289

          if to the Trustee:

                    State Street Bank and Trust Company of California, N.A. 725 South Figueroa Street
                    Suite 3100
                    Los Angeles, California 90017
                    Attention:  Corporate Trust Department
                    Telephone Number:      (213) 362-7338
                    Telefax Number:        (213) 362-7357

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Securityholders,, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

          SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 11.06. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.08. LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

          SECTION 11.09. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

          SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.

                                       SILICON GRAPHICS, INC.



                                       By ________________________________
                                          Title:


Attest:



_____________________________
Title:

[SEAL]



                                       STATE STREET BANK AND TRUST
                                        COMPANY OF CALIFORNIA, N.A.



                                       By ________________________________
                                          Title:

Attest:



_____________________________
Title:

[SEAL]

                                   EXHIBIT A

                          [FORM OF FACE OF SECURITY]

                     [FORM OF LEGEND FOR GLOBAL SECURITY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                            SILICON GRAPHICS, INC.

                     ___% SENIOR CONVERTIBLE NOTE DUE 2004

No.                                                                       $

                                                                   CUSIP

          Silicon Graphics, Inc., a Delaware corporation, promises to pay to
or registered assigns, the principal amount of            Dollars ($       ) on
__________, 2004 and to pay interest thereon from __________, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and __________ in each year, commencing __________, 1998, at the rate of _____% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or other market on which the Securities may be listed, and upon such notice as may be required by such exchange or market, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or the office or agency of the Company maintained for that purposes in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the
                             --------  -------
Company payment of interest may be made by check mailed to the address of, or by wire transfer to the account of, the Person entitled thereto as such address shall appear in the Security Register.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, Silicon Graphics, Inc. has caused this instrument to be duly executed under its corporate seal.

                                       SILICON GRAPHICS, INC.


                                       By: _______________________________

By: ______________________________
        Secretary

[SEAL]


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
  as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


By: ______________________________
        Authorized Signatory

                      [FORM OF REVERSE SIDE OF SECURITY]

                            SILICON GRAPHICS, INC.

                     ___% SENIOR CONVERTIBLE NOTE DUE 2004

1.   INTEREST

          This Security shall bear interest at ___% per annum in the manner set forth in the Indenture and the face of this Security. In the event that principal hereof or any portion of such principal is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Fundamental Change Redemption Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of ___% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.   METHOD OF PAYMENT

          Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Fundamental Change Repurchase Date. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR

          Initially, State Street Bank and Trust Company of California, N.A., a national banking association (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   INDENTURE

          The Company issued the Securities under an Indenture dated as of ________, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the

Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $___________ aggregate principal amount (subject to Sections 2.02 and 2.07 of the Indenture).

5.   REDEMPTION AT THE OPTION OF THE COMPANY

          Prior to __________, 2000, the Securities will not be redeemable at the option of the Company. Beginning on ___________, 2000, the Company may redeem the Securities for cash as a whole at any time, or from time to time in part, upon not less than 30 days' nor more than 60 days' notice at the following prices (expressed as percentages of the principal amount), together with accrued and unpaid interest to, but excluding, the Redemption Date, except that on or after __________, 2000 and prior to __________, 2002, the Securities will not be redeemable at the option of the Company unless the Closing Price of the Common Stock shall have exceeded 140% of the Conversion Price then in effect for 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption.

     If redeemed during the 12-month period beginning __________ (beginning __________, 2000 and ending on __________, 2001, in the case of the first such period):

YEAR                                                  REDEMPTION PRICE
----------                                            ----------------
2000.............................................             %
2001.............................................
2002.............................................
2003.............................................

and 100% at __________, 2004; provided that if such Redemption Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding Regular Record Date. No Securities may be redeemed by the Company if an Event of Default respect to the payment of interest on the Securities has occurred and is continuing.

          No sinking fund is provided for the Securities.

6.   REDEMPTION AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

          (a) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to redeem the Securities held by such Holder on the date (the "Fundamental Change Repurchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change (as defined in the Indenture) occurring on or prior to ___________, 2004 at the following prices (expressed as percentages of the principal amount) in the event of a Fundamental Change occurring during the 12-month period beginning __________:

Year                         Percentage          Year                Percentage
----                         ----------          ----                ----------
1997.....................         %              2001..............       %
1998.....................                        2002..............
1999.....................                        2003..............
2000.....................

and 100% at ____________, 2004; provided in each case that if the Applicable Price (as defined in the Indenture) is less than the Reference Market Price (as defined in the Indenture), the Company shall redeem such Securities at a price equal to the foregoing repayment price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Securities to, but excluding, the Fundamental Change Repurchase Date; provided that if such
                                                   --------
Fundamental Change Repurchase Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding Regular Record Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of principal amount.

          (b) Holders have the right to withdraw any Fundamental Change Redemption Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          (c) If cash sufficient to pay a Fundamental Change Redemption Price of all Securities or portions thereof to be purchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on or prior to the Fundamental Change Repurchase Date, interest ceases to accrue on such Securities (or portions thereof) on and after the Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Redemption Price upon surrender of such Security).

7.   NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

          Notice of redemption at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

8.   CONVERSION

          Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time after issuance and before the close of business on __________, 2004. If the Security is called for redemption, the Holder may convert it at any time before the close of the last Trading Day prior to the Redemption Date. In the event the Security is surrendered during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on the Business Day immediately preceding the next succeeding Interest Payment Date (except in the case of Security to be redeemed within such period), such Securities must be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest payable on such Interest Payment Date (except in the case of Securities whose Maturity is prior to such Interest Payment Date), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. A Security in respect of which a Holder has delivered a notice of exercise of the option to redeem such Security in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Price is $_____ per share of Common Stock, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

          To convert a Security a Holder must (1) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

          A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued interest with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof.

          The Conversion Price is subject to adjustment as provided in the Indenture. In addition, in the case of (i) any reclassification of the Common Stock, or (ii) a consolidation or merger involving the Company or a sale or conveyance to another corporation of the property and assets of the Company as an entirety (or substantially as an entirety), in each case as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, as set forth in the Indenture, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed, as set forth in the Indenture, into a right to convert it into securities, cash or other assets of the Company or another person.

9.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

          Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Fundamental Change Redemption Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.  UNCLAIMED MONEY OR SECURITIES

          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the

Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.  AMENDMENT; WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.
Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article 5 or Section 10.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

14.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (i) default in payment of the principal amount, Redemption Price or Fundamental Change Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable; (ii) default for 30 days in the payment of any installment of interest on the Securities; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; and (iv) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

15.  TRUSTEE DEALINGS WITH THE COMPANY

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION

          This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  GOVERNING LAW

          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY

                              ------------------

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          Silicon Graphics, Inc.
          2011 North Shoreline Boulevard
          P.O. Box 7311
          Mountain View, California  94309-7311
          Attn: Director, Corporate Legal Services

                          [FORM OF CONVERSION NOTICE]

                               CONVERSION NOTICE


To:  Silicon Graphics, Inc.

          The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, into shares of Common Stock of Silicon Graphics, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:                                 ___________________________________



                                       ___________________________________
                                             Signature(s)

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of the registered holder:


__________________________________
              (Name)

__________________________________
          (Street Address)

__________________________________
   (City, State and zip code)

Please print name and address


                                       principal amount to be converted
                                                 (if less than all):

                                                    $_____,000


                                       ___________________________________
                                             Social Security or Other
                                          Taxpayer Identification Number

                      [FORM OF OPTION TO ELECT REDEMPTION
                          UPON A FUNDAMENTAL CHANGE]



To:  Silicon Graphics, Inc.


          The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Silicon Graphics, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.



Dated: ____________


                                       ___________________________________

                                       ___________________________________
                                                  Signature(s)



                                       principal amount to be redeemed
                                                 (if less than all):

                                                $_____________


                                       ___________________________________
                                             Social Security or other
                                          Taxpayer Identification Number

                             [FORM OF ASSIGNMENT]


For value received ___________________ hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
      (Please insert social security or other taxpayer identification number of assignee.)

the within Security and hereby irrevocably constitutes and appoints ______________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.


Dated: ____________


                                       ___________________________________

                                       ___________________________________
                                                   Signature(s)

                                       Signature(s) must be guaranteed by a
                                       commercial bank or trust company or a
                                       member firm of a major stock exchange.


                                       ___________________________________
                                               Signature Guarantee


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.